UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2018

Tetraphase Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-35837	20-5276217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way Watertown, Massachusetts		02472
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 715-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 (b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors of Tetraphase Pharmaceuticals, Inc. (the “Company’) elected Larry Edwards Chief Operating Officer effective March 1, 2018.

Mr. Edwards, 46, has served as the Company’s senior vice president, chief commercial officer since December 2016. Prior to that Mr. Edwards served as the Company’s vice president, commercial operations from January 2016 to December 2016 and as the Company’s vice president, marketing from July 2015 to January 2016. Prior to joining the Company, from April 2014 to June 2015, Mr. Edwards served as senior director, marketing at Cubist Pharmaceuticals, a publicly traded biopharmaceutical company acquired by Merck & Co. in January 2015. Mr. Edwards previously served in various roles at Merck & Co., a publicly traded pharmaceutical company, from 1999 to April 2014, most recently serving as global marketing director, clostridium difficile and new infectious disease products. Mr. Edwards received a B.S. from Ohio University.

Based on his new role, Mr. Edwards receives an annual base salary of $400,000. Mr. Edwards is also eligible to receive an annual performance-based target cash bonus equal to 40% of his annual base salary if, in the discretion of the board of directors, annual established performance criteria are satisfied. The actual cash bonus may range from 0% to 200% of the target amount. Mr. Edwards is also eligible to receive annual equity awards, subject to approval by the board of directors or the compensation committee. Mr. Edwards did not receive any equity award in connection with his promotion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Maria D. Stahl
Date: March 6, 2018		Maria D. Stahl
Senior Vice President, General Counsel